EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board  of  Directors
Cordexa  Holdings,  Inc.
Vancouver,  BC,  Canada

     We hereby consent to the use in this Registration Statement on Amendment No. 4 to Form SB-2 of Securities by a Small Business Issuer of our report dated November 5, 2004 relating to the audited financial statements of Cordexa Holdings, Inc. for the period from inception (October 15, 2002) to June 30, 2004, which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.

/s/ Stonefield  Josephson,  Inc.
--------------------------------
STONEFIELD  JOSEPHSON,  INC.
Certified  Public  Accountants
Santa  Monica,  California
February  2,  2005